Exhibit 99.1

American Electric Technologies, Inc 6410 Long Drive Houston, Texas77087 713.644.8182

FOR RELEASE – August 6, 2013– 7:00 am (EST)

AETI Reports Profit Up 40% in Second Quarter and 148% for First Half 2013

HOUSTON, August 6, 2013 - American Electric Technologies, Inc. (NASDAQ: AETI) a leading supplier of power delivery solutions for the global energy industry, today announced its second quarter and first half 2013 financial results.

For the quarter ended June 30, 2013 AETI reported consolidated revenue of $15.2 million, up 18% from $12.9 million in Q2 2012 and up 5% from Q1 2013.

Operating income from domestic operations for the quarter ended June 30, 2013 grew 135% to $0.4 million from $0.17 million in the second quarter of 2012 but fell $0.2 million from Q1.

Net income attributable to common stockholders increased 40% to $1.1 million or $0.12 per diluted share when compared to the $0.8 million, or $0.09 per diluted share, reported in the second quarter of 2012. Sequentially, net income attributable to common shareholders decreased by $0.6 million vs. Q1 2013.

For the 1st half of 2013, net income was up 148% to $2.7 million, up from $1.1 million in the 1st half of 2012 on a revenue gain of 8%.

“The company continues to make progress in 2013 based on our ability to provide turnkey technical solutions to the North American oil and gas and power distribution sectors of the energy industry,” said Charles Dauber, AETI president and chief executive officer. “Although we experienced some growing pains on several projects in the quarter that negatively impacted our gross margins compared with Q1, we remain focused on our strategic objectives, have a high quality backlog of $26 million and expect improved margins in the second half of 2013.”

AETI’s joint venture companies reported aggregate revenues of $38.8 million for the quarter of which the Company reports only its share of the net equity income. AETI’s equity in the income of its foreign joint ventures, net of management expenses, was $1.2 million for the quarter, compared to $0.9 million for Q2 2012 and compared with $1.4 million in Q1 of this year.

Dauber continued, “Although we are bullish for our global energy markets long term, current macroeconomic and external factors require us to be more conservative in our outlook for the remainder of 2013 with regard to the Company’s Chinese and Brazilian international joint ventures.”

For the quarter ended June 30, 2013, the Company reported Earnings Before Interest Taxes, Depreciation and Amortization of $1.8 million, a 30% improvement over the

American Electric Technologies, Inc 6410 Long Drive Houston, Texas77087 713.644.8182

same period in 2012 and ended the quarter with $5.4 million of cash and $0.5 million of long-term debt.

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Conference Call

AETI will conduct a conference call at 10:00am EST on Tuesday, August 6th, 2013, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 1-888-466-4414, pass code 720592, in the United States or
1-719-457-2708, pass code 720592, from outside the United States.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2013. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

American Electric Technologies, Inc 6410 Long Drive Houston, Texas77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Business Segments (in thousands and percentages are calculated on segment sales and total sales) Unaudited

	Three Months Ended				Six Months Ended
	June 30,		June 30,		June 30,		June 30,
	2013		2012		2013		2012
Revenue:
Technical Products and Services	$11,157		$8,647		$21,637		$18,470
Electrical and Instrumentation Construction	2,342		2,615		4,870		5,607
American Access Technologies	1,670		1,610		3,092		3,227

	$15,169		$12,872		$29,599		$27,304

Gross profit:
Technical Products and Services	$1,832	16%	$1,587	18%	$3,689	17%	$2,957	16%
Electrical and Instrumentation Construction	257	11%	330	13%	1,165	24%	532	9%
American Access Technologies	307	18%	255	16%	522	17%	456	14%

	$2,396	16%	$2,172	17%	$5,376	18%	$3,945	14%

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations:
Technical Products and Services	$1,630	15%	$1,448	17%	$3,184	15%	$2,553	14%
Electrical and Instrumentation Construction	257	11%	330	13%	1,165	24%	532	9%
American Access Technologies	(60)	-4%	(115)	-7%	(135)	-4%	(303)	-9%
Corporate and other unallocated expenses	(1,431)		(1,495)		(3,216)		(2,812)

Income (loss) from domestic operations	396	3%	168	1%	998	3%	(30)	0%

Equity income from BOMAY	647		1,062		1,648		1,761
Equity income (loss) from MIEFE	138		11		158		20
Equity income from AAG	463		(19)		900		44
Foreign operations expenses	(87)		(123)		(138)		(223)

Net equity income from foreign joint ventures’ operations	1,161		931		2,568		1,602

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	1,557	10%	1,099	9%	3,566	12%	1,572	6%
Interest expense and other, net	(29)		(38)		(45)		(88)

Total other income (expense)	(29)		(38)		(45)		(88)

Income (loss) before income taxes	1,528		1,061		3,521		1,484
Provision for income taxes	380		245		635		334

Net income (loss) before redeemable preferred stock	1,148		816		2,886		1,150
Dividends on redeemable preferred stock	(85)		(55)		(170)		(55)

Net income (loss) attributable to common stockholders	$1,063	7%	$761	6%	$2,716	9%	$1,095	4%

Earnings (loss) per common share: Basic	$0.13		$0.10		$0.34		$0.14

Diluted	$0.12		$0.09		$0.31		$0.13

American Electric Technologies, Inc 6410 Long Drive Houston, Texas77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,422	$4,477
Accounts receivable-trade, net of allowance of $354 and $225 at June 30, 2013 and December 31, 2012, respectively	8,675	9,731
Inventories, net	6,796	5,616
Costs and estimated earnings in excess of billings on uncompleted contracts	4,155	2,205
Prepaid expenses and other current assets	1,535	318

Total current assets	26,583	22,347
Property, plant and equipment, net	5,144	4,922
Investments in foreign joint ventures	12,741	11,408
Other assets	232	297

Total assets	$44,700	$38,974

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,480	$4,438
Accrued payroll and benefits	1,250	1,519
Other accrued expenses	337	522
Billings in excess of costs and estimated earnings on uncompleted contracts	4,221	3,576
Short-term notes payable	14	54

Total current liabilities	12,302	10,109
Notes payable	500	500
Deferred income taxes	3,646	3,058
Deferred compensation	174	122

Total liabilities	16,622	13,789

Convertible preferred stock
Redeemable convertible preferred stock, series A, net of discount of $785 and $806 at June 30, 2013 and December 31,2012, respectively; $.001 par value, shares issued and outstanding 1,000,000 June 30, 2013, and December 31,2012	4,215	4,194

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,002,916 and 7,919,032 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively
Additional paid-in capital	8	8
Treasury stock; at cost (49,863 shares at June 30, 2013 and 20,222 shares at December 31, 2012)	9,951	9,597
Accumulated other comprehensive income	(238)	(92)
Retained earnings; including accumulated statutory reserves in equity method investments of $1,857 and $1,620 at June 30, 2013 and December 31, 2012, respectively	849	900
Total common stockholders’ equity	13,293	10,578

Total liabilities, preferred stock and stockholders’ equity	23,863	20,991

	$44,700	$38,974

American Electric Technologies, Inc 6410 Long Drive Houston, Texas77087 713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings , Including Net Equity Income from Foreign Joint Ventures, Before Inter

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(In thousands)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net Income (loss) attributable to common stockholders	$ 1,063	$ 761	$ 2,716	$ 1,095
Add:
Dividends on redeemable preferred stock	85	55	170	55
Depreciation and amortization	201	247	387	467
Interest expense and other, net	29	38	45	88
Provision for income taxes	380	245	635	334

EBITDA	$ 1,758	$ 1,346	$ 3,953	$ 2,039

(1) The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2012 10-K which was filed on March 28, 2013.

Investor Contacts:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

Media Contact:

Molly LeCronier

Ward Creative Communications

713.869.0707

mlecronier@wardcc.com